UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2022

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 North Ashley Drive, Suite 300 Tampa, Florida 33602-4314
(Address of principal executive offices) (Zip Code)

(949) 225-4500
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AUTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael A. Sadowski as Executive Vice President, Chief Financial Officer

On January 5, 2022, Michael A. Sadowski, Executive Vice President, Chief Financial Officer of AutoWeb, Inc. (“Company”), notified the Company that he was resigning his officer positions with the Company effective January 10, 2022. Mr. Sadowski will remain employed by the Company in a non-officer capacity for a short period of time to assist in the transition of his duties and responsibilities.

Appointment of Carlton D. Hamer as Executive Vice President, Chief Financial Officer

By action taken as of January 5, 2022, the Board of Directors of the Company (“Board”) appointed Mr. Carlton D. Hamer, age 51, as Executive Vice President, Chief Financial Officer, to be effective upon his commencement of employment with the Company, which is anticipated to be January 10, 2022.

Prior to joining the Company, Mr. Hamer served as Controller of Fortna, Inc., a provider of warehouse optimization, design, and automation services (2021-2022), and as the Vice President, Finance for Nextraq, LLC, a provider of vehicle and asset tracking solutions (2020 to 2021). Mr. Hamer was employed by Cox Automotive, Inc., a provider of automotive media, software, wholesale, and mobility solutions, serving as Vice President, Corporate Services (2014 to 2020), Vice President, Strategic Planning and Program Management (2009 to 2013), and Senior Director, Finance/Controller (2006 to 2008). Mr. Hamer received his Bachelor of Business Administration, cum laude, from the University of Georgia.

On January 5, 2022, the Board’s Compensation Committee (“Compensation Committee”) approved a base annual salary and target annual incentive compensation percentage for Mr. Hamer in connection with his appointment to the position of Executive Vice President, Chief Financial Officer. Mr. Hamer’s base annual salary will be $335,000 and his target annual incentive compensation percentage will be 55% of his base annual salary.

The Compensation Committee also approved a grant of stock options to acquire 120,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock on The Nasdaq Capital Market on the day Mr. Hamer commences employment with the Company (“Hamer Grant Date”). The options will be granted as inducement options under Nasdaq rules. The options will have a term of seven years, and one-third of the options will vest on the first anniversary of the Hamer Grant Date and one thirty-sixth of the options shall vest on each successive monthly anniversary of the Hamer Grant Date for the following twenty-four months. Vesting of the options will accelerate upon the occurrence of certain events, including upon a change in control of the Company or upon a termination of Mr. Hamer’s employment by the Company without cause or by Mr. Hamer for good reason. The Company anticipates entering into an Inducement Stock Option Award Agreement with Mr. Hamer upon the commencement of his employment to provide for the foregoing grant of stock options.

Additionally, the Compensation Committee approved severance benefits for Mr. Hamer which provide that if Mr. Hamer’s employment with the Company is terminated by the Company without cause or by Mr. Hamer for good reason, Mr. Hamer would be entitled to: (i) a lump sum payment equal to 12 months of his base annual salary; and (ii) continuation of his health and welfare insurance benefits for 12 months. In addition, Mr. Hamer will be entitled to receive: (i) in the case of a termination of employment by the Company without cause or by Mr. Hamer for good reason, and not in connection with or within 18 months following a change of control of the Company, a lump sum payment equal to Mr. Hamer’s annual incentive compensation payout under the then-current annual incentive compensation plan based on actual performance for the entire performance period, prorated for the amount of time Mr. Hamer was employed by the Company prior to the date of termination during such performance period (“Actual Incentive Compensation Payout”); or (ii) in the case of a termination of employment by the Company without cause or by Mr. Hamer for good reason, and in connection with or within 18 months following a change of control of the Company, a lump sum payment equal to Mr. Hamer’s annual incentive compensation payout based on Mr. Hamer’s annual incentive compensation target payout, prorated for the amount of time Mr. Hamer was employed by the Company prior to the date of termination during such performance period (“Target Incentive Compensation Payout”) plus, if the Actual Incentive Compensation Payment is more than the Target Incentive Compensation Payment, then Mr. Hamer will receive an additional lump sum payment equal to the difference between the Actual Incentive Compensation Payment and the Target Incentive Compensation Payment The Company anticipates entering into a Severance Benefits Agreement with Mr. Hamer upon the commencement of his employment to provide for the foregoing.

Appointment of Joshua J. Barsetti as Vice President, Controller and Principal Accounting Officer

By action taken as of January 3, 2022, the Board appointed Mr. Joshua J. Barsetti, age 42, as Vice President, Controller and Principal Accounting Officer, to be effective upon the commencement of his employment, which is anticipated to be January 17, 2022.

Prior to joining the Company, Mr. Barsetti served as Senior Director of Internal Audit from May 2021 to January 2022 and Director of Sox and Internal Control from June 2020 to May 2021 for Zovio Inc. (NASDAQ: ZVO), a provider of education technology services and solutions. Mr. Barsetti was also employed by Cavco Industries, Inc. (NASDAQ: CVCO), a provider of manufactured homes, serving as Chief Accounting Officer (August 2018 to May 2020), Corporate Controller (August 2017 to August 2018), and Chief Audit Executive (September 2014 to August 2017). He previously served as Director of Financial Reporting (November 2013 to September 2014) and Financial & IT Audit Manager/Senior Audit Manager (May 2011 to November 2013) for Universal Technical Institute, Inc., a provider of transportation industry technical training. Mr. Hamer received his Bachelor of Science, Accounting from Northern Arizona University.

On January 3, 2022, the Compensation Committee approved a base annual salary and target annual incentive compensation percentage for Mr. Barsetti in connection with his appointment to the position of Vice President, Controller and Principal Accounting Officer. Mr. Barsetti’s base annual salary will be $225,000 and his target annual incentive compensation percentage will be 35% of his base annual salary.

The Compensation Committee also approved a grant of stock options to acquire 30,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock on The Nasdaq Capital Market on the day Mr. Barsetti commences employment with the Company (“Barsetti Grant Date”). The options will be granted as inducement options under Nasdaq rules. The options will have a term of seven years, and one-third of the options will vest on the first anniversary of the Barsetti Grant Date and one thirty-sixth of the options shall vest on each successive monthly anniversary of the Barsetti Grant Date for the following twenty-four months. The Company anticipates entering into an Inducement Stock Option Award Agreement with Mr. Barsetti upon the commencement of his employment to provide for the foregoing grant of stock options.

Additionally, the Compensation Committee approved severance benefits for Mr. Barsetti which provide that if Mr. Barsetti’s employment with the Company is terminated by the Company without cause or by Mr. Barsetti for good reason, Mr. Barsetti would be entitled to: (i) a lump sum payment equal to 6 months of his base annual salary; and (ii) continuation of his health and welfare insurance benefits for 6 months. The Company anticipates entering into a Severance Benefits Agreement with Mr. Barsetti upon the commencement of his employment to provide for the foregoing.

The foregoing descriptions of Mr. Hamer’s and Mr. Barsetti’s terms of employment are not complete and are qualified in their entirety by reference to their Offers of Employment, which are filed with this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

A copy of the Company’s press release announcing the appointment of Mr. Hamer and Mr. Barsetti is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits

10.1      Offer of Employment between Carlton D. Hamer and AutoWeb, Inc. dated January 4, 2022

10.2      Offer of Employment between Josh J. Barsetti and AutoWeb, Inc. dated December 21, 2021

99.1     Press Release dated January 7, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 7, 2022

AUTOWEB, INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller Executive Vice President, Chief Legal Officer and Secretary